Exhibit 770 – August 31, 2012

As listed below, during the covered period, the Registrant engaged in certain transactions pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended. Each of the Rule 10f-3 transactions was conducted in accordance with the pricing and other requirements of Rule 10f-3 and the Registrant’s policies and procedures to ensure compliance with Rule 10f-3.  These transactions were presented to and reviewed by the Registrant’s Board of Trustees on a quarterly basis.  The Registrant is filing this Exhibit to ensure that all of the Rule 10f-3 transactions are reported pursuant to Item 77O of Form N-SAR.

Trust	Fund Name	CUSIP	Issuer/ Security Description	Note/ Bond/ Equity	Purchase Date	Selling Broker*	Face Value Bond / # of Shares Purchased	Share Price / Par	Amount Paid By Fund
Bank of America Funds Series Trust	BofA Municipal Reserves	452256AH3	State of Illinois Unemployment Insurance Fund Building Receipts Revenue Bonds 2.00% 6/15/2013	Bond	7/19/2012	JP Morgan	3,000,000	101.49700	$3,044,910
Bank of America Funds Series Trust	BofA Tax-Exempt Reserves	452256AH3	State of Illinois Unemployment Insurance Fund Building Receipts Revenue Bonds 2.00% 6/15/2013	Bond	7/19/2012	JP Morgan	5,000,000	101.49700	$5,074,850
Bank of America Funds Series Trust	BofA Municipal Reserves	13063BB50	California State Revenue Notes 2.50% 5/30/2013	Bond	8/17/2012	JP Morgan	9,500,000	101.63300	$9,657,700
Bank of America Funds Series Trust	BofA Tax-Exempt Reserves	13063BB50	California State Revenue Notes 2.50% 5/30/2013	Bond	8/17/2012	JP Morgan	18,000,000	101.63300	$18,298,800
Bank of America Funds Series Trust	BofA California Tax Exempt Reserves	13063BB50	California State Revenue Notes 2.50% 5/30/2013	Bond	8/17/2012	JP Morgan	2,500,000	101.63300	$2,541,500
Bank of America Funds Series Trust	BofA Municipal Reserves	13063BB68	California State Revenue Notes 2.50% 6/20/2013	Bond	8/17/2012	JP Morgan	38,500,000	101.70100	$39,154,885
Bank of America Funds Series Trust	BofA Tax-Exempt Reserves	13063BB68	California State Revenue Notes 2.50% 6/20/2013	Bond	8/17/2012	JP Morgan	73,000,000	101.70100	$74,241,730
Bank of America Funds Series Trust	BofA California Tax Exempt Reserves	13063BB68	California State Revenue Notes 2.50% 6/20/2013	Bond	8/17/2012	JP Morgan	13,500,000	101.70100	$8,644,585

*Rule 10f-3 transactions in which a fund purchased securities from an underwriting syndicate in which an affiliated underwriter participated as a syndicate manager or member.